Exhibit 4.18


                              DATED 9 MAY 2002



                     (1) NATIONAL WESTMINSTER BANK PLC


                                    and



                      (2) NIAGARA LASALLE (UK) LIMITED












                         FOURTH AMENDMENT AGREEMENT
                  relating to a bank facilities agreement
                             dated 21 May 1999





                                  CONTENTS


1.            INTERPRETATION.................................1
2.            AMENDMENT......................................1
3.            CONFIRMATIONS..................................1
4.            REPRESENTATIONS................................2
5.            MISCELLANEOUS..................................2

SCHEDULE - AMENDMENTS TO THE BANK FACILITIES AGREEMENT ......3



THIS AMENDMENT AGREEMENT is made on the  9th day of  May 2002

BETWEEN:

(1) NATIONAL WESTMINSTER BANK PLC a company incorporated in England and Wales acting through its office at PO Box 4641, 103 Colmore Row, Birmingham B3 3NR (the "Bank"); and

(2) NIAGARA LASALLE (UK) LIMITED a company incorporated in England and Wales with Company Number 3725308 and whose registered office is situate at Victoria Steel Works, Bull Lane, Moxley, Wednesbury, West Midlands WS10 8RS (the "Borrower");

WHEREAS:

(A) Pursuant to a bank facilities agreement dated 21 May 1999, between the Bank and the Borrower (the "Facilities Agreement") the Bank agreed to make available to the Borrower certain facilities.

(B) The Facilities Agreement was amended with effect on and from 30 June 2000 pursuant to an Amendment Agreement dated 11 September 2000 (the "First Amendment").

(C) The Facilities Agreement was further amended with effect on and from 30 June 2001 pursuant to an Amendment Agreement dated 16 July 2001 (the "Second Amendment").

(D) The Facilities Agreement was further amended with effect on and from 31 December 2001 pursuant to an Amendment Agreement dated 21 February 2002 (the "Third Amendment").

(E) The Borrower and the Bank have subsequently agreed to certain further amendments to the Facilities Agreement.


NOW IT IS AGREED as follows:

1.           INTERPRETATION

1.1          Definitions

             In this Amendment Agreement (except where the context otherwise requires or there is express provision herein to the contrary) all terms and expressions used in this Amendment Agreement shall have the meanings given to such terms and expressions in the Facilities Agreement, as amended.

1.2          Interpretation

             Clauses 1.2 - 1.12 (inclusive) of the Facilities Agreement, as amended shall be deemed to be incorporated in this Amendment Agreement as if set out in full herein, with all necessary changes.

2.       AMENDMENT

         As of and with effect from 31 March 2002, the Facilities Agreement shall be amended in accordance with the amendments set out in the attached Schedule.

3.       CONFIRMATIONS

         3.1 Save as expressly amended by the First, Second and Third Amendments and this Amendment Agreement, the Facilities Agreement shall remain in full force and effect.

         3.2 Each of the parties hereto confirms that notwithstanding the amendment of the Facilities Agreement, each of the Lending Documents to which it is a party remains in full force and effect and will continue to secure the obligations of the Borrower under the Facilities Agreement as so amended, and that as and from the date of this Amendment Agreement any and all references in each of the Lending Documents to the Facilities Agreement will, where applicable, be construed as references to the Facilities Agreement as amended by the First, Second and Third Amendments and this Amendment Agreement.

         3.3         This Agreement shall be a Lending Document.

4.       REPRESENTATIONS

         The Borrower hereby represents and warrants to the Bank that save as expressly varied or amended by the First, Second and Third Amendments and this Amendment Agreement the representations and warranties referred to in Clauses 8.1 and 8.2 of the Facilities Agreement are correct on the date hereof.

5.       MISCELLANEOUS

         5.1 This Amendment Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

        5.2 This Amendment Agreement shall be governed by and construed in accordance with English law.

        5.3 The Borrower shall be responsible for, on an indemnity basis, the Bank's (and any of its advisers') costs including any VAT and disbursements incurred in connection with this Amendment Agreement.


IN WITNESS WHEREOF the parties hereto have caused this Amendment Agreement to be duly executed the day and year first above written.

                                  SCHEDULE

                   Amendments to the Facilities Agreement

With effect on and from 31 March 2002 the Facilities Agreement shall be further amended as set out in this Schedule. All references in this Schedule to clause numbers are references to clauses in the Facilities Agreement as amended and all references to paragraph numbers are references to paragraphs of this Schedule.

1. The existing Clause 2.1.2 contained in the Facilities Agreement, as amended, shall be deleted in its entirety and replaced with the following new Clause 2.1.2:-

          2.1.2 (subject to the prior or simultaneous drawing of the Term Facility) the Revolving Facility for a term starting on Completion Date and ending on 31 July 2004.

2. The first paragraph in the existing Clause 9.3.1 contained in the Facilities Agreement, as amended, shall be deleted in its entirety and replaced with the following new paragraph:


         The ratio of Consolidated EBITDA to Consolidated Fixed Charges as at 31 March, 30 June, 30 September and 31 December in each year following 2002 and measured for the 12 months ending on such dates on a rolling basis, shall not be less than 1.1 to
         1. For the avoidance of doubt, the first test date for this covenant shall be 31 March 2003.



SIGNED BY /s/ Anthony John Bagshawe               SIGNED BY  /s/ Peter Cocoran
          -------------------------                         ------------------

for and on behalf of                              for and on behalf of

NIAGARA LASALLE (UK) Limited                      NATIONAL WESTMINSTER BANK PLC



AGREED

/s/ Robert J. Kush, Vice President
------------------
Robert J. Kush

For and on behalf of
M & T Bank